Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements give effect to the merger between Tiger X Medical, Inc. (“Tiger X”) and BioCardia, Inc. (“BioCardia”) and were prepared in accordance with U.S. generally accepted accounting principles in the United States, or U.S. GAAP. For accounting purposes, BioCardia is considered to be acquiring Tiger X in the merger. BioCardia was determined to be the accounting acquirer based on the terms of the merger and other factors including: (i) BioCardia security holders own approximately 54% of the combined company on a fully diluted basis immediately following the closing of the merger, (ii) BioCardia directors will hold five of the eight board seats in the combined company, and (iii) BioCardia management will hold all key positions in the management of the combined company. The transaction will be accounted for as an asset acquisition rather than a business combination because as of the acquisition date, Tiger X does not meet the definition of a business as defined by U.S. GAAP, since it is not comprised of inputs, processes and potential outputs required to meet the definition. For purposes of these unaudited pro forma condensed combined financial statements, management of Tiger X and BioCardia have determined a preliminary estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction are short term financial assets and cash and thus the value of the assets acquired will be used to determine the fair value of the consideration given since the asset values are more readily determinable. As a result, the assets acquired will be recorded at their acquisition date fair values with no relative fair value allocation required.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 assumes that the merger took place on June 30, 2016 and combines the historical balance sheets of Tiger X and BioCardia as of June 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016 assumes that the merger took place as of January 1, 2015 and January 1, 2016, respectively, and combines the historical results of Tiger X and BioCardia for the year ended December 31, 2015 and for the six months ended June 30, 2016, respectively. BioCardia’s balance sheet and statement of operations information was derived from its audited financial statements for the year ended December 31, 2015, included in Exhibit 99.1 hereto and its unaudited condensed financial statements as of and for the six months ended June 30, 2016 included in Exhibit 99.2 hereto. Tiger X’s consolidated balance sheet and consolidated statement of operations information was derived from its audited consolidated financial statements as of and for the year ended December 31, 2015 included in its Annual Report on Form 10-K as filed with the SEC on March 24, 2016 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2016 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2016 as filed with the SEC on August 2, 2016. The condensed combined balance sheet and statements of operations information of Tiger X and BioCardia have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of the net assets acquired as of June 30, 2016. Differences between these preliminary estimates and the final asset acquisition accounting will occur and these differences could have a material impact the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the amount of cash used by Tiger X’s operations between June 30, 2016 and the closing of the merger, and other changes in Tiger X’s assets and liabilities that occur between June 30, 2016 and the completion of the merger on October 24, 2016.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position of results of operations in future periods or the results that actually would have been realized had Tiger X and BioCardia been a combined company during the specified period. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with Tiger X’s and BioCardia’s audited financial statements for the year ended December 31, 2015 and 2014, and Tiger X’s and BioCardia’s unaudited condensed financial statements for the six month periods ended June 30, 2016 and 2015.

Unaudited Pro Forma Condensed Combined Balance Sheets
June 30, 2016
(In thousands)

	BioCardia, Inc.	Tiger X Medical, Inc.	Pro Forma Merger Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,687	13,872	5,622	A	25,555
			4,374	D
Royalty receivable		142	—		142
Accounts receivable, net	85	—	—		85
Inventory	741	—	—		741
Prepaid expenses and other current assets	148	9	—		157
Total current assets	2,661	14,023	9,996		26,680
Property and equipment, net	129	—	—		129
Other assets	43	—	—		43
Total assets	$2,833	14,023	9,996		26,852
Liabilities, Convertible Preferred Stock and stockholders’ deficit
Current liabilities:
Accounts payable	$727	—	—		727
Accrued liabilities	1,139	—	(661)	C	478
Deferred rent	15	—	—		15
Deferred revenue	76	—	—		76
Convertible preferred stock warrant liability	55	—	(55)	E	—
Maturity date preferred stock warrants liability	3	—	(3)	E	—
Convertible shareholder notes derivative liability	1,183	—	(1,183)	C	—
Convertible shareholder notes, net of debt discount	6,493	—	(6,493)	C	—
Total current liabilities	9,691	—	(8,395)		1,296
Stockholders’ deficit:
Convertible preferred stock	46,030	—	(46,030)	C	—
Common stock	1	230	37	A	458
			(37)	B
			19	C
			67	C
			111	C
			30	D
Additional paid-in capital	400	25,768	(11,938)	B	78,387
			5,585	A
			(19)	C
			8,270	C
			45,919	C
			4,344	D
			58	E
Accumulated deficit	(53,289)	(11,975)	11,975	B	(53,289)
Total stockholders’ deficit	(6,858)	14,023	18,391		25,556
Total liabilities, convertible preferred stock and stockholders’ deficit	$2,833	14,023	9,996		26,852

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
Six Months ended June 30, 2016
(In thousands, except share and per share data)

	BioCardia, Inc.	Tiger X Medical, Inc.	Pro Forma Merger Adjustments		Pro Forma Combined
Revenue:
Net product revenue	$306	—	—		306
Collaboration agreement revenue	16	—	—		16
Royalty Income	—	291			291
Total revenue	322	291	—		613
Costs and expenses:
Cost of goods sold	382	—	—		382
Research and development	938	—	—		938
Selling, general and administrative	1,456	136			1,592
Total costs and expenses	2,776	136	—		2,912
Operating loss	(2,454)	155	—		(2,299)
Other income (expense):
Interest expense	(1,107)	—	1,107	C	—
Interest income	—	2			2
Change in fair value of convertible preferred stock warrant liability	220	—	(220)	E	—
Change in fair value of maturity date preferred stock warrant liability	7	—	(7)	E	—
Change in fair value of convertible shareholder notes derivative liability	(139)	—	139	C	—
Other expense	(1)	—	—		(1)
Total other income (expense), net	(1,020)	2	1,019		1
Net loss	$(3,474)	157	1,019		(2,298)

Net loss per share attributable to common stockholders, basic and diluted	$(3.59)	0.00			(0.01)

Weighted-average shares used in computing net loss per share, basic and diluted	966,734	230,293,141	226,683,499	F	456,976,640

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
Year ended December 31, 2015
(In thousands, except share and per share data)

	BioCardia, Inc.	Tiger X Medical, Inc.	Pro Forma Merger Adjustment		Pro Forma Combined
Revenue:
Net product revenue	$860	—	—		860
Collaboration agreement revenue	44	—	—		44
Royalty Income	—	517			517
Total revenue	904	517	—		1,421
Costs and expenses:
Cost of goods sold	1,061	—	—		1,061
Research and development	1,518	—	—		1,518
Selling, general and administrative	3,734	198			3,932
Write-off of deferred financing costs	1,634	—	—		1,634
Total costs and expenses	7,947	198	—		8,145
Operating loss	(7,043)	319	—		(6,724)
Other income (expense):
Interest expense	(1,386)	—	1,386	C	—
Interest income	—	3			3
Change in fair value of convertible preferred stock warrant liability	274	—	(274)	E	—
Change in fair value of maturity date preferred stock warrant liability	87	—	(87)	E	—
Change in fair value of convertible shareholder notes derivative liability	1,373	—	(1,373)	C	—
Other expense	(2)	—			(2)
Total other income (expense), net	346	3	(348)		1
Net loss	$(6,697)	322	(348)		(6,723)

Net loss per share attributable to common stockholders, basic and diluted	$(6.93)	0.00			(0.01)

Weighted-average shares used in computing net loss per share, basic and diluted	966,734	230,293,141	226,683,499	F	456,976,640

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On October 24, 2016, Tiger X Medical, Inc. (“Tiger X”) merged with and into pre-merger BioCardia, Inc. (“BioCardia”), with BioCardia becoming a wholly-owned subsidiary of Tiger X and the surviving corporation following the completion of the merger in accordance with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Tiger X. At the closing of the merger, each outstanding share of BioCardia common stock, including common stock underlying outstanding BioCardia preferred stock and convertible notes (which were converted immediately prior to the effective time), were converted into the right to receive approximately 196.9 million shares of common shares of Tiger X equal to the Preliminary Exchange Ratio as defined in the Merger Agreement. In September and October 2016, certain third parties, including BioCardia’s existing stockholders, invested in approximately $4.4 million of convertible notes (the “2016 Notes”), which converted into approximately 29.6 million shares of Tiger X common stock at the effective time of the merger. Immediately following the effective time of the merger, Tiger X equity holders owned approximately 46% of the outstanding capital stock of the combined company on a fully diluted basis after giving effect to BioCardia’s pre-merger financing activities, with BioCardia security holders owning approximately 54% of the combined company.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the merger had been completed on June 30, 2016. The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2016 combines the unaudited historical statements of operations of Tiger X and BioCardia for the six month period ended June 30, 2016 and gives pro forma effect to the merger as if it had been completed on January 1, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 combines the audited historical statements of operations of Tiger X and BioCardia for the year ended December 31, 2015 and gives pro forma effect to the merger as if it had been completed on January 1, 2015.

Based on the terms of the merger, BioCardia is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as an asset acquisition in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Accordingly, the assets and liabilities of BioCardia will be recorded as of the merger closing date at their respective carrying value and the acquired assets of Tiger X will be recorded as of the merger closing date at their fair value. For the purpose of these unaudited pro forma financial statements, management of BioCardia and Tiger X have determined a preliminary estimated purchase price for the asset acquisition, and such amount has been calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction are short term financial assets and cash and thus the value of the assets acquired will be used to determine the fair value of the consideration given since the asset values are more readily determinable. As a result, the assets acquired will be recorded at their acquisition date fair values with no relative fair value allocation required. A final determination of these estimated fair values will be based on the actual net acquired assets of Tiger X as of the merger closing date.

The pro forma adjustments are preliminary and based on the estimated fair value of the net assets acquired and have been prepared to illustrate the estimated effect of the asset acquisition. Under U.S. GAAP, transaction costs in an asset acquisition would be capitalized and applied to the fair value of non-financial assets acquired and remaining in the combined company. However, because BioCardia primarily acquired financial assets, BioCardia’s transaction costs will be expensed as incurred. To the extent there are significant changes to BioCardia’s business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

2.	Preliminary Purchase Price

On June 30, 2016, Tiger X had 230.3 million shares of common stock outstanding and a market capitalization of $34.5 million. The estimated fair value of assets of Tiger X was $14.0 million on June 30, 2016. On the merger closing date of October 24, 2016, Tiger X had 230.7 million shares of common stock outstanding and a market capitalization of $27.7 million. The estimated fair value of the net assets of Tiger X on October 24, 2016, was approximately $19.1 million. The fair value of Tiger X’s common stock subsequent to June 30, 2016 through the merger closing date ranged above and below the fair value of Tiger X’s net assets. As Tiger X’s net assets are predominately comprised of cash, the fair value of Tiger X’s net assets as of June 30, 2016 is considered to be the best indicator of the fair value and, therefore, the preliminary purchase price. The recorded values of Tiger X’s royalty receivable and prepaid expenses approximate their current fair values due to the relatively short-term nature of these accounts. The estimated preliminary purchase price at the merger closing date may change due to the amount of cash used by Tiger X’s operations after June 30, 2016 to the closing of the merger and other changes in the Tiger X assets and liabilities that occur between June 30, 2016 and October 24, 2016.

The acquired net assets of Tiger X based on their estimated fair value as of June 30, 2016 are as follows (in thousands):

Cash	$13,872
Royalty receivable	142
Prepaid expenses	9
Net acquired tangible assets	$14,023

3.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of BioCardia as a direct result of the merger, or for accounting purposes, the acquisition of Tiger X’s net assets by BioCardia. The pro forma adjustments reflecting the completion of the merger are based upon the accounting analysis conclusion that the merger should be accounted for as an asset acquisition and upon the assumptions set forth below.

A.	To reflect the capital raised by Tiger X Medical, Inc. prior to the close of the merger.

B.

To reflect the elimination of Tiger X Medical, Inc.'s historical stockholders' equity balances, including accumulated deficit and to reflect shares issued to Tiger X Medical, Inc. shareholders in exchange for net assets acquired.

C.	To reflect the conversion of the outstanding common and preferred stock and convertible notes payable with existing investors into common stock.

- 978,951 shares common stock converted to 18,960,066 shares common stock, $0.001 par value, at $0.15 per share.

- 5,705,380 shares preferred stock converted to 110,500,514 shares common stock, $0.001 par value, at $0.15 per share.

- Outstanding convertible shareholder notes payable with current investors converting to 67,443,988 shares at $0.12 per share and the elimination of interest expense and the changes in fair value of convertible shareholder notes derivative liability

D.

The adjustment reflects the issuance of $4.4 million in convertible notes by BioCardia prior to the closing of the merger, which converted into 29,649,248 shares of common stock at a conversion price of $0.15 per share.

E.

The adjustment reflects the settlement of the warrant liability and issuance of 129,683 shares of common stock, $0.001 par value, and the elimination of the change in fair value of convertible preferred stock warrant liability and the change in fair value of maturity date preferred stock warrant liability.

F.

Reflects the increase in weighted average shares in connection with the issuance of 226,683,499 shares in the asset acquisition, including the conversion of common and preferred stock, notes payable and preferred stock warrants.